                                                               Exhibit 10.12




                      DIALYSIS CENTER MANAGEMENT AGREEMENT
                  Hemodialysis and Peritoneal Dialysis Programs
                       1500 21st Avenue South, Suite 3600A

         THIS DIALYSIS CENTER MANAGEMENT AGREEMENT (this "Agreement") is made and entered into effective as of the 1st day of July, 2001 ("Effective Date"), by and between VANDERBILT UNIVERSITY, a Tennessee nonprofit corporation ("Vanderbilt"), and RENAL CARE GROUP, INC., a Delaware corporation ("Management Company").

                              W I T N E S S E T H:


         WHEREAS, Management Company is engaged in the business of owning and/or managing dialysis units and has managed the outpatient dialysis unit (the "Unit") owned by Vanderbilt located at 1500 21st Avenue South, Suite 3600A, Nashville, Tennessee 37212; and

         WHEREAS, Vanderbilt desires that Management Company continue manage the Unit pursuant to the terms of this Agreement; and

         WHEREAS, Vanderbilt will contract with one or more qualified nephrologists to act as medical director (the "Medical Director") of the Unit; and

         WHEREAS, Management Company is willing to continue to manage the Unit under the name "The Vanderbilt Dialysis Clinic" pursuant to the terms of this Agreement;

         NOW, THEREFORE, for and in consideration of the mutual covenants and undertakings contained in this Agreement, Vanderbilt and Management Company agree as follows:

                                    ARTICLE I
                            AUTHORITY OF THE PARTIES

         1.1 Ultimate Control. Vanderbilt shall at all times exercise ultimate authority and control over the policies and assets of the Unit, and Vanderbilt shall retain the ultimate authority and responsibility regarding the powers, duties, and responsibilities vested in Vanderbilt with respect to the Unit by applicable law and regulations. Management Company shall, subject to the approval of Vanderbilt, which approval will not be unreasonably withheld, establish general administrative policies, which policies shall be carried out by Management Company as specified under this Agreement.

         1.2 Grant of Day-to-Day Management Authority. Subject to the provisions of Section 1.1 above and to supervision of all professional medical care by the Medical Director as provided below, Vanderbilt hereby grants and delegates to Management Company the authority to supervise and manage the day-to-day operations of the Unit and to perform the specific functions set out in this Agreement. Vanderbilt shall cooperate with Management Company in order to facilitate Management Company's efficient performance of its management responsibilities under this Agreement.

         1.3 Relationship of the Parties. Under this Agreement, Vanderbilt and Management Company intend solely to effect the appointment of Management Company for administrative management of the Unit as described in this Agreement. Vanderbilt and Management Company agree that this Agreement does not extend to or involve any other activities of either Vanderbilt or Management Company. Vanderbilt and Management Company intend that no other relationship be created or deemed to be created between the parties. Nothing in this Agreement shall be construed as to make either party the employer or employee of the other, agent or principal of the other, the joint venturer or partner of the other. Further nothing in this Agreement shall be construed to give either party the right to, or control of, or in any manner conduct the other's business, other than as is explicitly provided in this Agreement.

                                   ARTICLE II.
                              MANAGEMENT PERSONNEL

         2.1      Administrator.

                  2.1.1 Management Company shall hire and appoint an administrator for the Unit ("Administrator"), who shall be an employee of Management Company. Notwithstanding the above, the appointment of the Administrator shall be subject to the approval of Vanderbilt, which approval will not be unreasonably withheld.

                  2.1.2 The Administrator shall have general day-to-day responsibility for the management of the Unit other than those duties specifically delegated to the Medical Director pursuant to this Agreement.

         2.2      Medical Director.

                  2.2.1 Vanderbilt, on the recommendation of the Director of the Division of Nephrology at Vanderbilt, shall hire or retain and appoint, and may remove, the Medical Director of the Unit, who shall be and remain an employee or independent contractor of Vanderbilt.

                  2.2.2 The Medical Director shall supervise all professional medical services performed in the Unit and shall undertake overall coordination of utilization review, quality assurance, and related functions as directed by Vanderbilt. The Medical Director may perform other duties as Vanderbilt may deem appropriate, which other duties do not interfere with the performance of the Medical Director's duties under this Agreement. Vanderbilt shall be responsible for the compensation (including fringe benefits), expenses (including the cost of professional liability insurance), and other support and operating costs of the Medical Director.

         2.3 Other Personnel. Management Company shall, at its expense, employ, pay, and supervise all other personnel reasonably necessary to perform its duties under this Agreement, and in its discretion may remove and/or reassign such other personnel, and locate such personnel at such places as are appropriate. Management Company shall be responsible for the compensation (including fringe benefits), expenses, and other support and operating costs of the Administrator and all other personnel it employs; provided, however, that Management Company shall be reimbursed by Vanderbilt, as set forth in the Annual Operating Plan (as defined below) approved by Vanderbilt pursuant to Section 3.5, for all costs incurred by Management Company in connection with providing such personnel, other than the Administrator, assigned to and performing services at the Unit.

                                  ARTICLE III.
                             ADMINISTRATIVE SERVICES

         3.1 General Responsibilities and Services. Management Company shall perform the services set forth in this Article III and all related functions as are reasonably necessary for the effective management of the operations of the Unit. Management Company shall establish operational policies for the Unit, subject to Vanderbilt's approval, which approval will not be unreasonably withheld. Management Company shall implement such approved policies. Management Company shall perform its services diligently in accordance with generally recognized standards of good management in the health care industry relating to dialysis centers. Management Company shall perform such services in the reasonable exercise of its judgment and in accordance with performance standards implemented by Management Company and updated annually, which standards will be subject to the review and approval of Vanderbilt, which approval will not be unreasonably withheld. Nothing in this Agreement shall be construed to require or permit the practice of medicine by Management Company or any employee thereof.

         3.2 Licenses and Permits. Management Company shall apply for and maintain, on behalf of and in the name of Vanderbilt, and with Vanderbilt's cooperation and assistance, all state and federal licenses, permits, certifications, and approvals required in connection with its management and operation of the Unit, including an End Stage Renal Dialysis provider number ("ESRD Number") in Vanderbilt's name; provided, however, that Vanderbilt shall be responsible for any required Certificates of Need or hospital facility licenses, professional medical licenses, permits, certifications, or other credentialing required of the Medical Director and attending physicians who are not employees of the Management Company.

         3.3 Preparation and Adoption of Annual Operating Plan. Management Company shall prepare, for Vanderbilt's approval, which approval will not be unreasonably withheld, an annual operating plan (the "Annual Operating Plan") for each fiscal year or part thereof during which this Agreement is in effect. The Annual Operating Plan shall set out major operating objectives and anticipated revenues and expenses of the Unit. The Annual Operating Plan will be presented to Vanderbilt for its acceptance, rejection, or modification not later than four (4) months prior to the beginning of each fiscal year. After the Annual Operating Plan has been modified to incorporate any changes made by Vanderbilt, and subject to the provisions of this Agreement, it shall serve as a guide for the operation of the Unit. The Annual Operating Plan will include information with respect to the Unit's major business objectives, anticipated revenues and expenses, capital expenditures, cash flow, enrollment and staffing projections, and a discussion of anticipated changes, if any, in utilization, patient charges, and other significant criteria identified by Vanderbilt. Management Company may, from time to time, propose modifications to the Annual Operating Plan that it deems necessary or advisable, which modifications shall be incorporated into the Annual Operating Plan upon approval by Vanderbilt, which approval will not be unreasonably withheld. Vanderbilt may also, from time to time, propose modifications to the Annual Operating Plan which it deems necessary and advisable, which modifications shall, after consultation with Management Company, be incorporated into the Annual Operating Plan.

         3.4 Billing and Collection of Accounts. Management Company has designed and implemented, and it will maintain, a billing and collection system and procedures appropriate to the Unit's operations using the Unit's ESRD Number. These procedures shall be in accordance with billing and collection policies approved by Vanderbilt. Vanderbilt appoints Management Company as its true and lawful attorney-in-fact to bill and to take prompt action (i) to collect accounts owed to the Unit in Vanderbilt's or the Unit's name and on Vanderbilt's behalf, and (ii) to take possession of and endorse in Vanderbilt's name any cash, notes, checks, money orders, insurance payments, and other instruments received in payment for services rendered at the Unit.

         3.5 Deposit and Disbursement of Funds. Management Company shall promptly deposit all funds it receives on behalf of Vanderbilt in federally-insured accounts established by Vanderbilt in Vanderbilt's name with banks or other appropriate depository institutions. Management Company shall pay for all operating expenses of the Unit as set forth in the Annual Operating Plan and shall be reimbursed by Vanderbilt on an actual cost basis for all expenditures set forth in the Annual Operating Plan. In the event that Management Company spends an amount or incurs a liability on behalf of the Unit in excess of $10,000 that is not set forth in the approved Annual Operating Plan or not within the general expenditure projections included within the Annual Operating Plan, Management Company shall not be entitled to reimbursement for such amount unless it obtained Vanderbilt's prior written approval for such expenditure, which approval will not be unreasonably withheld. Management Company shall request reimbursement from Vanderbilt no more often than every two weeks and shall accompany each request for reimbursement with an itemized statement of the actual expenditures to be reimbursed. Disbursements for approved expenses must be supported by vouchers, receipts, or other reasonable records duly approved by the Administrator or his or her delegate, and Management Company shall provide copies of these records to Vanderbilt upon request.

         3.6 Accounting Records and Reports. Management Company shall implement and maintain an appropriate accounting system adequate for the Unit's needs and shall cause to be delivered to Vanderbilt monthly unaudited financial statements for the Unit. These statements shall be prepared on an accrual basis in accordance with generally accepted accounting principles. These statements shall include a balance sheet, a statement of income and expenses, a statement of cash flows, a summary analysis of all capital accounts, and a comparison between budgeted and actual revenues and expenses for the preceding month and the fiscal year to date. These financial statements shall be delivered to Vanderbilt on or before the third business day of the following month. Management Company will also prepare and deliver to Vanderbilt such other reports as are necessary to manage the Unit including, but not limited to, quarterly service reports (analyzing the utilization and cost of dialysis services and supplies provided), and quarterly billing reports. Within twelve (12) days after the end of each Vanderbilt fiscal year, Management Company shall prepare and deliver to Vanderbilt unaudited financial statements. Any financial books and records of the Management Company that relate to its operation of the Unit shall be available for inspection by Vanderbilt or its delegates during normal business hours or otherwise upon reasonable notice. With respect to all such reports and financial statements, Management Company shall be entitled to supplement such reports and financial statements from time to time as deemed necessary by Management Company.

         3.7 Legal Services.

                  3.7.1 Management Company shall arrange for the Vanderbilt Office of General Counsel to provide legal services on behalf of the Unit, except that with respect to any legal dispute between Management Company and Vanderbilt relating to this Agreement or any matter as to which their interests are likely to be materially adverse, Management Company shall obtain and pay for its own legal counsel.

                  3.7.2 Management Company shall recommend to the Vanderbilt Office of General Counsel the initiation of any legal actions or proceedings that are advisable to operate the Unit and protect the assets of Vanderbilt.

         3.8 Ancillary and Other Agreements. On behalf of Vanderbilt, Management Company shall negotiate and enter into such administrative agreements, with terms not exceeding one (1) year (unless a longer term is approved in writing by Vanderbilt), as Management Company reasonably deems necessary or advisable for the furnishing of utilities, services, concessions, and non-physician services and supplies for the maintenance and operation of the Unit, other than those directly provided by Management Company hereunder.

         3.9 Other Agreements. Except as provided in the approved Annual Operating Plan or as otherwise specifically provided herein, Management Company shall not enter into any contracts, agreements, leases, debts, obligations, or legal commitments on behalf of Vanderbilt or make any capital expenditure involving an expense in excess of $10,000 on behalf of the Unit, or dispose of any asset of the Unit having a value of more than $10,000, except as approved by Vanderbilt, which approval will not be unreasonably withheld.

         3.10 Regulatory Requirements. Management Company shall prepare and submit on behalf of the Unit all necessary reports and filings, including cost and utilization reports, supporting data and other material required in connection with reimbursement under Medicare, TennCare, Blue Cross Blue Shield, and other third-party payment contracts and programs in which the Unit may from time to time participate. In addition, Management Company shall take all other appropriate actions necessary for regulatory compliance or otherwise advisable in order that Vanderbilt be in compliance with any requirements of local, state, or federal agencies having jurisdiction over the Unit's operations, or in order to comply with requirements of payors, provided that Management Company shall consult with Vanderbilt on an ongoing basis concerning these functions and compliance.

                                   ARTICLE IV
                   DUTIES OF VANDERBILT AND MANAGEMENT COMPANY

         4.1 Data and Information. Vanderbilt shall provide to Management Company without charge all necessary and relevant data and information in the possession of Vanderbilt as shall be reasonably required or requested by Management Company in order to enable it to perform its duties hereunder.

         4.2 Management Company's Office Facilities. Management Company shall lease its own office space for purposes of carrying out its responsibilities under this Agreement. Management Company shall be responsible for the lease payments, leasehold improvements, any necessary facility maintenance costs, furnishing costs, and the purchase, lease, or any other expenses associated with its office facilities, telephone services, business equipment, furniture, and other equipment and supplies required in the performance of its duties under this Agreement.

                                    ARTICLE V
                       COMPENSATION TO MANAGEMENT COMPANY

         5.1 Amount of Compensation. In consideration of the services to Vanderbilt to be provided by Management Company pursuant to this Agreement, Vanderbilt will pay Management Company a management fee equal to $575,000 per annum (the "Management Fee"), which Management Fee shall be adjusted as provided in attached EXHIBIT A based upon the Gross Profit (as defined in EXHIBIT A) of the Unit for the fiscal year. Vanderbilt will pay the Management Fee in substantially equal monthly installments on or before the last day of each month. The Management Fee and the Final Management Fee (as defined in EXHIBIT A) represent payment to Management Company for the general and administrative overhead and executive management of Management Company, including the compensation and fringe benefits of the Administrator, in directing the management of the Unit. In addition, Vanderbilt shall reimburse Management Company for the approved actual operating expenses of the Unit as set forth in the Annual Operating Plan approved by Vanderbilt pursuant to Section 3.5 hereof. The Management Fee (and the adjustment thereof as contemplated by attached EXHIBIT A) shall be subject to renegotiation by the parties annually based upon personnel and other operating requirements of Management Company to manage and operate the Unit in accordance with this Agreement.

                                   ARTICLE VI
                            OWNERSHIP OF WORK PRODUCT

         6.1 Work Product.

                  6.1.1 All operating procedures, protocols, information systems, operating data, patient lists, computer databases, reports, and other non-public proprietary business systems or information uniquely pertaining to or owned by Vanderbilt used or obtained by Management Company in performing its management activities under this Agreement, with respect to the Unit, shall be and remain the exclusive property of Vanderbilt. All operating procedures, protocols, information systems, computer databases, and other non-public proprietary business systems or information not uniquely pertaining to Vanderbilt that are or were created, developed, or obtained by Management Company from sources other than Vanderbilt shall be the exclusive property of Management Company.

                  6.1.2 Management Company shall not disclose any confidential or proprietary data, reports, or other information or materials concerning Vanderbilt, the Unit, or its products or services without the prior written consent of Vanderbilt, except as otherwise required by law or regulation applicable to Vanderbilt or Management Company.

         6.2 Licensure of Service Mark.

                  6.2.1 Management Company acknowledges Vanderbilt's exclusive right, title, and interest in and to the trade names and service marks related to Vanderbilt, and all related names, symbols, trade names, and service marks now owned by Vanderbilt (the "Marks"). Management Company will not alter or change the Marks without the prior approval of Vanderbilt, which approval may be unreasonably withheld. Management Company shall use the Marks only in connection with the operation and management of the Unit and shall use the Marks only in a manner previously approved by Vanderbilt. The parties agree that violations of this Section will result in irreparable harm and that, in addition to any other rights and remedies provided by law, Vanderbilt shall be entitled to seek injunctive relief to enforce Management Company's obligations under this Section. Management Company agrees that in any such action seeking injunctive relief, Management Company will not argue that Vanderbilt has an adequate remedy at law to address any breach or alleged breach of this Section by Management Company.

                  6.2.2 With Vanderbilt's prior approval, the Management Company may, on a non-exclusive basis, use the Marks in Management Company's service area in connection with the operation of the Unit while this Agreement remains in effect. Vanderbilt shall have the right to use the Marks on its own behalf as well.

                  6.2.3 Vanderbilt shall defend or settle at its expense any litigation or claim which may be instituted against Vanderbilt insofar as it contests the validity or ownership of the Marks.

                                   ARTICLE VII
                          INSURANCE AND INDEMNIFICATION

         7.1 Indemnification. Each party ("Indemnitor") shall indemnify, save and hold harmless the other party ("Indemnitee") from and against any and all judgments, damages, costs and expenses, including reasonable attorney's fees, paid or incurred by Indemnitee in any claim, action or proceeding for damage to property, injury or death to person, or otherwise, arising solely out of the proven negligent acts or omissions of Indemnitor in Indemnitor's performance or failure to perform under this Agreement. Indemnitor's obligations as set forth in the preceding sentence are conditioned upon (i) Indemnitee promptly notifying Indemnitor of any claim, demand or action, or any incident of which Indemnitee has actual and constructive knowledge, which may reasonably result in a claim, demand or action, and for which Indemnitee will look to Indemnitor for indemnification under this Section, (ii) Indemnitee, its directors, officers, employees and servants, cooperating fully with Indemnitor in Indemnitor's investigation and review of any such claim, demand, action or incident, and
(iii) Indemnitee not entering
into any admissions, agreements or settlements which may affect the rights of Indemnitee or Indemnitor without the prior written consent and approval of Indemnitor.

         7.2 Defense of Claims. If Indemnitor gives notice to Indemnitee acknowledging its obligation to indemnify Indemnitee with respect to such a claim, action or proceeding, then Indemnitor shall have the right, in its sole discretion, to assume the defense of Indemnitee in any such claim, action or proceeding; provided, however, that Indemnitor shall not have the right to assume the defense of Indemnitee if (a) in the reasonable judgment of Indemnitee, employment of separate counsel for Indemnitee is necessary because the claim or defense for which such counsel is employed is inconsistent or in conflict with the claims or defenses of the Indemnitor, or (b) Indemnitee shall have reasonably concluded that there may be claims or defenses available to it that are different from or in addition to those available to Indemnitor. If Indemnitor does not have the right to assume the defense of Indemnitee as provided above, the fees and expenses of separate counsel for Indemnitee shall be borne by the Indemnitor. If Indemnitor is permitted to assume, and in fact assumes, the defense of any such claim, action or proceeding, then Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless employment of such counsel and payment of the fees and expenses thereof by the Indemnitor has been specifically authorized by Indemnitor. Indemnitor shall not be liable for any settlement of any such action effected without Indemnitor's consent by Indemnitee, but if settled with the consent of Indemnitor or if there shall be a final judgment in an action based upon such claim, action or proceeding against Indemnitee or Indemnitor with or without the consent of Indemnitor, Indemnitor agrees to indemnify and hold harmless the Indemnitee to the extent provided herein. Indemnitor shall not be entitled to settle or compromise an indemnified claim, action or proceeding without the written consent of Indemnitee, which consent will not be unreasonably withheld, unless such settlement includes an unconditional release of Indemnitee and provides for no relief other than monetary damages that are fully indemnified by Indemnitor under this Agreement.

         7.3 Professional Liability Insurance. Each party shall procure and maintain for the term of this Agreement professional liability insurance in a minimum amount of $2,000,000 per occurrence and $4,000,000 in the aggregate. Each party shall also provide the other with certificate of said coverage. Each party will notify the other of any cancellation or significant change thirty
(30) days prior to such cancellation or change. If such coverage is written on a claims-made form following termination of this Agreement, coverage shall survive for a period of no less than five (5) years. Coverage shall provide for a retroactive date of placement coinciding with the Effective Date of this Agreement. Vanderbilt shall reimburse Management Company for that portion of the cost of such insurance attributable to Management Company's employees assigned to or performing services on a full-time basis at the Unit, provided such costs are set forth in the Annual Operating Plan approved by Vanderbilt pursuant to
Section 3.5 hereof. Vanderbilt, as its expense, will obtain professional liability insurance coverage for the Medical Director of the Unit.

         7.4 Other Insurance. Vanderbilt, at its expense, shall obtain and maintain fire and extended coverage insurance with respect to the Unit and its contents. Management Company shall be named as an additional insured under such policy. Vanderbilt also shall obtain and maintain general liability insurance coverage in a minimum amount of $1,000,000 per occurrence and $3,000,000 in the aggregate with respect to its ownership of the Unit. Management Company, at its expense, shall obtain and maintain general liability insurance coverage in a minimum amount of $1,000,000 per occurrence and $3,000,000 in the aggregate with respect to its actions as manager of the Unit. Management Company shall procure and maintain workers compensation insurance meeting statutory requirements. Vanderbilt shall reimburse Management Company for that portion of the cost of such insurance attributable to Management Company's employees who are assigned to or performing services on a full-time basis at the

Unit, provided that such costs are set forth in the Annual Operating Plan approved by Vanderbilt pursuant to Section 3.5 hereof.

         7.5 Management Company Responsibility. Management Company shall be solely responsible for the hiring, compensation, termination and all matters relating to any persons, companies or corporations employed or engaged by Management Company, for any reason whatsoever in regard to this Agreement or to the operation of the Unit or otherwise. Management Company shall indemnify and hold Vanderbilt harmless from any liability arising from the employment or engagement by Management Company of any such persons or companies, including any liability arising under the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act, and any other relevant federal, state, and local laws or regulations.

         7.6 Status of the Parties. No individual whose compensation for services is paid by Management Company shall be in any way, directly or indirectly, expressly or by implication, deemed an employee of Vanderbilt or any related entity, and no such individual shall be deemed to be employed by Vanderbilt or any related entity for the purpose of any payroll taxes, income tax withholding, or contributions imposed by any federal, state, or local law or regulations, with respect to employment, workers' compensation, or otherwise. Management Company accepts exclusive liability for any and all payroll taxes, income tax withholding or contributions, in any form whatsoever, imposed by federal, state, or local law or regulations, not only with respect to itself, but also with respect to any and all of its agents or employees.

                                  ARTICLE VIII
                              TERM AND TERMINATION

         8.1 Term. The term of this Agreement shall be one (1) year, unless earlier terminated as hereinafter set forth. This Agreement shall automatically be renewed from year to year unless either party gives notice of its intention not to permit this agreement automatically to be renewed at least ninety (90) days before the applicable anniversary date of the Effective Date of this Agreement.

         8.2 Termination for Cause.

                  8.2.1 Bankruptcy Termination. Management Company may terminate this Agreement upon the "bankruptcy" of Vanderbilt, and Vanderbilt may terminate this Agreement upon the "bankruptcy" of Management Company, in each case upon written notice thereof to the other party. As used in this Section, "bankruptcy" of a party means: the filing of a petition commencing a voluntary case against it under the Bankruptcy Code; a general assignment by it for the benefit of creditors; its insolvency; its inability to pay its debts as they become due; the filing by it of any petition or answer in any proceeding seeking for itself or consenting to, or acquiescing in, any insolvency, receivership, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, or the filing by it of an answer or other pleading admitting or failing to deny or to contest the material allegations of the petition filed against it in any such proceeding; its seeking or consent to, or acquiescence in the appointment of, any trustee, receiver, or liquidator of it or any material part of its property; or the commencement against it of any involuntary case under the Bankruptcy Code, or a proceeding under any receivership, composition, readjustment liquidation, insolvency, dissolution, or like law or statute, which case or proceeding is not dismissed or vacated within sixty (60) days from commencement.

                  8.2.2 Termination for Breach or Default. If either party ("Defaulting Party") fails substantially to perform any of its material obligations under this Agreement, the other party ("Non-Defaulting Party") shall have the right to give the Defaulting Party a "Notice of Default." The Notice of

Default shall set forth the nature of the obligation that the Defaulting Party has not performed. If, within ten (10) days following the giving of the Notice of Default, the Defaulting Party in good faith commences to cure the default, and thereafter diligently and continuously pursues the curing to completion within thirty (30) days of such notice, unless the default is impossible to cure within thirty (30) days, in which event the Defaulting Party must continuously and diligently pursue a cure to completion within a reasonable time, it shall be deemed that the Notice of Default has not been given, and the Defaulting Party shall not lose any of its rights under this Agreement by reason of the event giving rise to the Notice of Default, although such Defaulting Party may be required to pay interest relating to such default if so required by the terms of this Agreement. If, within the ten (10) day notice period, the Defaulting Party does not commence in good faith the curing of the default or does not thereafter diligently and continuously prosecute and achieve the curing to completion within the applicable cure period, the Non-Defaulting Party shall have the right to terminate this Agreement upon ten (10) days' written notice to the Defaulting Party.

         8.3 Rights upon Termination.

                  8.3.1 The right to terminate this Agreement shall be in addition to any other remedy available on account of any breach or default.

                  8.3.2 The parties acknowledge that Management Company has previously developed and furnished to Vanderbilt a comprehensive transitional and permanent operating plan that would enable Vanderbilt to take over the management and operation of the Unit in the event of termination of this Agreement for any reason. This plan shall includes operating procedures, protocols, business and other information systems, as well as any other materials or information (collectively, "Systems and Procedures") required to permit Vanderbilt to manage and operate the Unit. Management Company agrees that, in the event of termination of this Agreement for any reason, Management Company, at its expense, will provide to Vanderbilt copies of any records or computer information necessary to manage and operate the Unit. In addition, in the event of termination of this Agreement for any reason, Vanderbilt shall be entitled, at its option, to purchase or lease any computer systems or other assets of Management Company installed or utilized at the Unit at a fair market price to be negotiated in good faith by the parties.

                  8.3.3 Upon termination of this Agreement for any reason, and notwithstanding the provisions of Section 8.2, Management Company shall, for a period not to exceed ninety (90) days, assist Vanderbilt in effecting an orderly transfer of all of its management functions, including, without limitation, billing and collection of accounts receivable and maintenance of data, so as to minimize the disruption of the Unit's operations upon such termination. Such assistance shall be rendered in a manner consistent with usual and customary industry practice and Vanderbilt's needs. In addition, upon prior consultation with Management Company, if this Agreement is terminated by reason of Management Company's bankruptcy or default, then Vanderbilt shall have the right to solicit for employment with Vanderbilt all non-officer Management Company employees who provided services at the Unit. If this Agreement is terminated by reason of Vanderbilt's bankruptcy or default, then Vanderbilt may not solicit such employees without the prior written consent of Management Company.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Assignment. Neither party may assign this Agreement without the prior written consent of the other party.

         9.2 Further Assurances. The parties do hereby covenant and agree that they and their successors and permitted assigns will execute any and all instruments, releases, assignments, and consents which may reasonably be required of them in order to carry out the provisions of this Agreement. Notwithstanding expiration or termination of this Agreement, each party hereto shall take such further actions as are necessary to fulfill its existing obligations, including those in Section 3.5, Section 6.1, and Article X.

         9.3 Effect on Successors. Without in any way limiting the provisions of
Section 9.1, this Agreement shall be binding upon, enforceable by, and inure to the benefit of the parties and their permitted successors and assigns.

         9.4 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter of this Agreement. This Agreement supercedes in its entirety the Dialysis Center Management Agreement between the parties dated May 11, 1994 with respect to management of the Unit from and after the Effective Date. The terms of this Agreement may be modified or amended only by a writing signed by all parties.

         9.5 Governing Law. This Agreement shall be governed by and construed, interpreted, and enforced pursuant to the laws of the State of Tennessee.

         9.6 Notices. All notices under this Agreement by any party to the other shall be in writing. All notices, demands, and requests shall be deemed given when hand-delivered, mailed, postage prepaid, registered or certified mail, return receipt requested, or sent by prepaid express delivery service:

             (a)    To:   Department of Medicine
                          Vanderbilt University
                          D-3100 MCN
                          Nashville, TN 37232-2358
                          Attention: Vice-Chairman for Finance & Administration

             (b)    To:   Renal Care Group, Inc.
                          2100 West End Avenue
                          Suite 800
                          Nashville, TN 37203
                          Attention: Chief Operating Officer and General Counsel

         9.7 No Waiver. The failure of any party to insist at any time upon the strict observance or performance of any of the provisions of this Agreement shall not impair any such right or remedy or be construed to be a waiver or relinquishment. Every right and remedy given by this Agreement to the parties may be exercised from time to time and as often as may be deemed expedient by the parties.

         9.8 Enforceability; Severability. The invalidity or unenforceability of any term or provision of this Agreement shall not, unless otherwise specified, affect the validity or enforceability of any other term or provision, unless such term or provision is material and its invalidity or unenforceability results in a substantial economic detriment to Vanderbilt or Management Company, in which event the parties hereto shall negotiate in good faith a resolution which to the maximum extent feasible preserves to each party the right and benefits contemplated hereunder.

         9.9 Confidentiality. Each party covenants and agrees that it shall not disclose the terms of this Agreement or any agreement supplementing this Agreement to third parties, except as and to the extent disclosure is required by law, or required for the performance of its obligations hereunder or under related agreements, or as necessary or appropriate in dealing with the accountants, attorneys, and other representatives of the respective parties.

                                    ARTICLE X
                             GOVERNMENTAL APPROVALS

         If this Agreement is disapproved in a final order by any governmental body having jurisdiction over Vanderbilt, Management Company, and/or this Agreement and if this Agreement is not amended to the satisfaction of the governmental body within ninety (90) days after the final order is entered, this Agreement may be terminated by either party upon written notice without incurring any liability as a result of such termination

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                        Vanderbilt:
                                        ----------
                                        VANDERBILT UNIVERSITY



                                        By: /s/ Gregg Tarquinio
                                            ------------------------------
                                        Title: Chief, Nephrology, Department of
                                              ----------------------------------
                                               Medicine
                                              ----------------------------------


                                        Management Company:
                                        ------------------
                                        RENAL CARE GROUP, INC.



                                        By: /s/ Robert K. Stillwell
                                           -------------------------------------
                                        Title:   Senior Vice President
                                              ----------------------------------

                                    EXHIBIT A

                                 MANAGEMENT FEE

         1. The Management Fee set forth in Section 5.1 shall be adjusted to arrive at a final management fee (the "Final Management Fee") based on the Income from Operations (as defined below) of the Unit during each Vanderbilt fiscal year this Agreement is in force in accordance with the following table:


------------------------------------------------------------------------------------
          INCOME FROM OPERATIONS                    FINAL MANAGEMENT FEE
          ----------------------                    --------------------
------------------------------------------------------------------------------------
           less than $600,000              $491,000
------------------------------------------------------------------------------------
          $600,001 to $700,000             $491,000 + 7% of Income from Operations
                                           in excess of $600,000
------------------------------------------------------------------------------------
          $700,001 to $800,000             $498,000 + 8% of Income from Operations
                                           in excess of $700,000
------------------------------------------------------------------------------------
          $800,001 to $900,000             $506,000 + 9% of Income from Operations
                                           in excess of $800,000
------------------------------------------------------------------------------------
         $900,001 to $1,000,000            $515,000 + 10% of Income from Operations
                                           in excess of $900,000
------------------------------------------------------------------------------------
        $1,000,001 to $1,100,000           $525,000 + 11% of Income from Operations
                                           in excess of $1,000,000
------------------------------------------------------------------------------------
        $1,100,001 to $1,200,000           $536,000 + 12% of Income from Operations
                                           in excess of $1,100,000
------------------------------------------------------------------------------------
        $1,200,001 to $1,300,000           $548,000 + 13% of Income from Operations
                                           in excess of $1,200,000
------------------------------------------------------------------------------------
        $1,300,001 to $1,400,000           $561,000 + 14% of Income from Operations
                                           in excess of $1,300,000
------------------------------------------------------------------------------------
        $1,400,001 to $1,500,000           $575,000 + 15% of Income from Operations
                                           in excess of $1,400,000
------------------------------------------------------------------------------------
        $1,500,001 to $1,600,000           $590,000 + 16% of Income from Operations
                                           in excess of $1,500,000
------------------------------------------------------------------------------------
        $1,600,001 to $1,700,000           $606,000 + 17% of Income from Operations
                                           in Excess of $1,600,000
------------------------------------------------------------------------------------
        $1,700,001 to $1,800,000           $623,000 + 18% of Income from Operations
                                           in Excess of $1,700,000
------------------------------------------------------------------------------------
        $1,800,001 to $1,900,000           $641,000 + 19% of Income from Operations
                                           in Excess of $1,800,000
------------------------------------------------------------------------------------
        $1,900,001 to $2,000,000           $660,000 + 20% of Income from Operations
                                           in Excess of $1,900,000
------------------------------------------------------------------------------------
        $2,000,001 to $2,100,000           $680,000 + 21% of Income from Operations
                                           in Excess of $2,000,000
------------------------------------------------------------------------------------
        $2,100,001 to $2,200,000           $701,000 + 22% of Income from Operations
                                           in Excess of $2,100,000
------------------------------------------------------------------------------------
          more than $2,200,001             $723,000
------------------------------------------------------------------------------------

         2. For purposes of this Agreement, "Income from Operations" means the net revenue of the Unit less patient care costs incurred in the Unit, provided that patient care costs shall explicitly include (i) management fees payable by Vanderbilt to Management Company under this Agreement, and (ii) fees payable to the Medical Director of the Unit, and (iii) the "IDS Tax" as currently changed by Vanderbilt to its operating units Patient care costs shall in no event include any general management charge, general facilities charge, or other general and administrative charge imposed by Vanderbilt on the operations of the unit other than the "IDS Tax." For purposes of calculating Income from Operations, net revenue and patient care costs shall be calculated in accordance with generally accepted accounting principles applied consistently with the financial statements historically prepared by Management Company for the Unit as contemplated by Section 3.6 of this Agreement. The parties acknowledge that Vanderbilt's fiscal year is the twelve-month period beginning on July 1 and ending on June 30. If such fiscal year is changed, then following such change, the calculations contemplated by this EXHIBIT A will be based on the contract year beginning on July 1 and ending on June 30.

         3. Within thirty (30) days after the end of each fiscal year, Management Company shall calculate the Income from Operations for such fiscal year and shall deliver to Vanderbilt a statement (the "Fee Statement") showing the calculation of the Income from Operations and the calculation of the Final Management Fee. With Fee Statement, Management Company shall deliver either (i) Management Company's check in an amount equal to the Management Fee actually paid by Vanderbilt during such fiscal year minus the Final Management Fee, if the Management Fee so paid by Vanderbilt is greater than the Final Management Fee, or (ii) an invoice for an amount equal to the Final Management Fee minus the Management Fee actually paid by Vanderbilt during such fiscal year if the Final Management Fee is greater than the Management Fee so paid by Vanderbilt.

         4. Vanderbilt shall have the right to review Management Company's calculation of Income from Operations and the Final Management Fee and all books and records of the Unit or Management Company used in making such calculations. Management Company will cooperate with Vanderbilt and its agents and accountants in connection with their review of the books and records of the Unit and Management Company from which the Fee Statement is prepared, provided that Vanderbilt and its agents and accountants shall use commercially reasonable efforts to conduct their review of the Closing Statement in a manner that does not unreasonably interfere with the operation of the Management Company's business. The Fee Statement shall be conclusively binding upon the parties, unless Vanderbilt notifies Management Company (which notice shall state with reasonable specificity the reasons for any disagreement and the amounts in dispute) of a disagreement with the Fee Statement within thirty (30) days after Vanderbilt receives the Fee Statement. Management Company and Vanderbilt shall negotiate in good faith to resolve any dispute for at least fifteen (15) days after Vanderbilt so notifies Management Company of a disagreement with the Fee Statement. If Management Company and Vanderbilt are unable to resolve such dispute as to all items, then the items still subject to dispute shall be submitted to a "big five" accounting firm selected by lot from among those "big five" accounting firms that have no prior or existing relationship with Management Company or Vanderbilt (the "Accountants") for a final and binding resolution of such dispute. The parties will use their respective commercially reasonable efforts to cause the Accountants to resolve such dispute within forty-five (45) days. Management Company will pay the fees and expenses of the Accountants related to the resolution of such dispute if Management Company's determination of the Income from Operations was more than ten percent (10%) less than the amount determined by the Accountants. Vanderbilt will pay the fees and expenses of the Accountants related to the resolution of such dispute if Management Company's determination of the Income from Operations was not more than ten percent (10%) less than the amount determined by the Accountants. Management Company shall allow the Accountants to have reasonable access during regular business hours to the information and individuals necessary to determine the accuracy of the Fee Statement. The determination by the Accountants or by the agreement of the parties as to the actual Income from Operations shall be final and binding on the parties. Following such final determination, the party owing the other a payment based upon such final adjustment and the Final Management Fee shall pay the amount due within ten (10) days.

         5. Management Company and Vanderbilt acknowledge and agree that the Management Fee and the adjustments to the Management Fee contemplated by this Agreement have been agreed upon as a result of arms' length negations between third parties, that the Management Fee payable under this Agreement is reasonable and consistent with the fair market value of the services to be provided, and that graduated incentives contemplated by this EXHIBIT A were agreed upon based upon the additional time, management expertise and expense to be expended by Management Company to achieve the additional levels of Income from Operations giving rise to such incentives.